                                                                EXHIBIT 4.1(q)

                                                         STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:01 AM 07/08/1993
                                                          931895584 - 889546

                                  CERTIFICATE

                                       OF

                          DESIGNATION, VOTING POWERS,
                           PREFERENCES AND RIGHTS OF
                              THE PREFERRED STOCK

                                       OF

                             LOMAK PETROLEUM, INC.
                                TO BE DESIGNATED
                           SERIAL PREFERRED STOCK --
                   7 1/2% CUMULATIVE CONVERTIBLE EXCHANGEABLE
                            PREFERRED STOCK SERIES A

             Lomak Petroleum, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to Section 151 of the General Corporation Law of the State of Delaware, certifies that the Board of Directors of said Corporation at a meeting thereof duly called and held on April 29, 1993, at which meeting a quorum was present and acting throughout, duly adopted the following resolution providing for the issuance of a series of preferred stock to be designated "Serial Preferred Stock -- 7 1/2% Cumulative Convertible Exchangeable Preferred Stock Series A" and to consist of 87,400 shares;

            "RESOLVED, that pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, as amended, there is hereby created a Series of Preferred Stock consisting of 87,400 shares of Serial Preferred Stock -- 7 1/2% Cumulative Convertible Exchangeable Preferred Stock Series A, par value $1.00 per share (such Preferred Stock being hereinafter referred to as the "7 1/2% Convertible A Preferred Stock") with the designations, powers, preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions set forth in the Certificate of Incorporation, as amended, which are applicable to Preferred Stock"; as follows:

                  1. DESIGNATION OF SERIES: NUMBER OF SHARES. The distinctive designation of this series of Preferred Stock shall be "7 1/2% Convertible Exchangeable Preferred Stock Series A", the number of shares which shall constitute such series shall be 87,400 shares.

                  2. DIVIDENDS. The annual rate of cash dividends payable on shares of 7 1/2% Convertible B Preferred Stock shall be $1.875, payable quarterly on the last day of September, December, March, and June, respectively in each year (each a "Dividend Payment Date") commencing June 30, 1993, with respect to the quarterly period ending on such respective Dividend Payment Date. Dividends on shares of the 7 1/2% Convertible A Preferred Stock shall commence to accrue and shall be cumulative from and after the date that the Corporation collects from each purchaser of shares of 7 1/2 % Convertible A Preferred Stock funds in payment of such shares. If and so long as any dividends have not been paid in full pursuant to this Section 2 on shares of 7 1/2% Convertible A Preferred Stock and/or shares of 7 1/2% Convertible Exchangeable Preferred Stock Series B (individually referred to as "7 1/2% Convertible B Preferred Stock" and collectively as the "7 1/2% Preferred Series"), the Corporation agrees that it will not (x) redeem any shares of preferred stock convertible into Common Stock or any other shares of capital stock of the Corporation which rank junior to shares of the 7 1/2% Preferred Series as to dividends and liquidation preference or (y) pay dividends on shares of Preferred Stock convertible into Common Stock or any other shares of capital stock of the Corporation which rank junior to shares of the 7 1/2% Preferred Series as to dividends and liquidation preference.

                  3.  REDEMPTION.  (a)    To the extent the Corporation shall
             have funds legally available for such payment, the Corporation may redeem at its option the 7 1/2% Convertible A Preferred Series, at any time in whole or from time to time in part after July 1, 1996 at the redemption prices set forth below plus an amount per share equal to all unpaid dividend thereon, including accrued dividends to the redemption date.


              Period                                          Redemption Price
              ------                                          ----------------
              July 1, 1996 -                                       107.50%
              December 31,1996

              1997                                                 105.00%
              1998                                                 102.50%
              1999 and Thereafter                                  100.00%


             The Corporation will provide the holders with a minimum advance notice of 10 days prior to any redemption, within which period conversion under Section 6 can be effected by the holders.

                  (b) If any proposed redemption of shares of the 7 1/2% Preferred Series shall be of less than all then outstanding shares of the 7 1/2% Preferred Series, the shares of the 7 1/2% Series to be redeemed will be selected by lot or pro rata or by any other method as may be determined by the Board of Directors of the Corporation in its sole discretion to be equitable.

                  4. LIQUIDATION RIGHTS. The amount payable to the holders of shares of the 7 1/2% Preferred Series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation shall be $25.00 per share plus accrued and unpaid dividends to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the Corporation. Shares of the 7 1/2% Preferred Series shall have preference over all shares of Common Stock as to distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. The Corporation agrees that except for the issuance of shares of the 7 1/2% Preferred Series, it will not issue any shares of preferred stock which are convertible into shares of Common Stock of the Corporation which rank senior to shares of the 7 1/2% Preferred Series as to liquidation preference without the consent of the holders of a majority of the shares of the 7 1/2% Preferred Series.

                  5. VOTING RIGHTS. (a) The holders of shares of the 7 1/2% Preferred Series shall be entitled to 2 votes for each such share on all matters presented to the Corporation's stockholders' and, except as otherwise provided herein or required by law, the holders of shares of the 7 1/2% Preferred Series and the holders of shares of Common Stock and any other shares having voting rights shall vote together as one class on all matters. On any matter requiring the holders of the 7 1/2% Preferred Series as a class, said holders shall be treated as a single class.

                  (b) If at any time or times dividends payable on the 7 1/2% Preferred Series shall be in arrears and unpaid in an amount equal to eight (8) full quarterly dividends, then the number of directors constituting the Board of Directors of the Corporation shall be increased by two (2) and the holders of 7 1/2% Preferred Series shall have the exclusive right, voting separately as a class, to elect the directors of the Corporation to fill such newly created directorships, the remaining directors to be elected by the other class or classes of stock entitled to vote therefore, at each meeting of stockholders held for the purpose of electing directors.

                  6. CONVERSION. Each share of the 7 1/2% Convertible A Preferred Stock may be converted at any time, at the option of the holder hereof, into shares of Common Stock on the terms and conditions set forth below in Section 6 (a) subject to the adjustments provided in Section 6 (b). The Corporation may cause the 7 1/2% Convertible B Preferred Stock to be converted at any time on or after July 1, 1995 on the terms and conditions set forth below in Section 6 (a) subject to the adjustments provided in Section 6 (b) if, but only if: (i) the Corporation's shares of Common Stock, $.01 par value per share ("Common Stock") are then listed on a national securities exchange or authorized for quotation on NASDAQ; and (ii) the closing price of a share of Common Stock on a national securities exchange (including NASDAQ) has exceeded $8.80 subject to adjustment as provided in this
             Section 6, by 35% or more for at least twenty of the thirty preceding trading days.

                  (a) Subject to the provisions for adjustment hereinafter set forth, each share of the 7 1/2% Convertible A Preferred Stock shall be convertible into 2.9412 fully paid and nonassessable shares of Common Stock equal to a conversion price ("Conversion Price") of $8.50 per share. In lieu of issuing a partial share, the shares of Common Stock issuable shall be rounded up or down, as the case may be, to the nearest whole share;

                  (b) The number of shares of Common Stock into which each share of the 7 1/2% Convertible A Preferred Stock is convertible shall be adjusted from time to time as follows:

                  (i) In case the Corporation shall at any time or from time to time declare or pay any dividend on its Common Stock payable in its Common Stock or effect a subdivision of the outstanding shares of Common Stock (by reclassification, split or otherwise than by payment of a dividend in its Common Stock), then, and in each such case, the number of shares of Common Stock into which each share of the 7 1/2% Convertible A Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (a) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event by (b) a fraction, the numerator of which is the sum of (I) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event plus (II) the number of shares of Common Stock which such holder would have been entitled to receive in connection with the occurrence of such event had such share been converted immediately prior thereto, and the denominator of which is the number of shares of Common Stock determined in accordance with clause (I) above. An adjustment made pursuant to this subparagraph (B) (i) shall become effective
             (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of Common Stock entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action became effective;

                  (ii) In case the Corporation at any time or from time to time shall combine or consolidate the outstanding shares of its Common Stock into a lesser number of shares of Common Stock, by reverse split, reclassification or otherwise, then, and in each such case, the number of shares of Common Stock into which each share of the 7 1/2% Convertible A Preferred Stock is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of shares of Common Stock determined by multiplying (a) the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event by (b) a fraction, the numerator of which is the number of shares which the holder would have owned after giving effect to such event had such share been converted immediately prior to the occurrence of such event and the denominator of which is the number of shares of Common Stock into which such share was convertible immediately prior to the occurrence of such event. An adjustment made pursuant to this subparagraph (B) (ii) shall become effective at the close of business on the day immediately prior to the day upon which such corporate action becomes effective;

                  (iii) In case of any capital reorganization or reclassification of the capital stock of the Corporation or in case of the consolidation or merger of the Corporation with another corporation or in the case of any sale or conveyance of all or substantially all of the property of the Corporation, each share of 7 1/2% Convertible A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or cash or other property receivable upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance, as the case may be, by a holder of the number of shares of Common Stock into which such share of 7 1/2% Convertible A Preferred Stock was convertible immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale or conveyance;

                  7. RIGHTS DISTRIBUTIONS. If the Corporation after the date hereof shall distribute to all holders of the Corporation's Common Stock rights ("Rights") to subscribe or purchase shares of Common Stock of the Corporation and in the event that prior to the record date for such distribution of Rights the holders of shares of 7 1/2% Convertible A Preferred Stock have not converted such shares into shares of Common Stock pursuant to Section 6 of this Certificate of Designation, the Corporation agrees that it will also distribute such Rights to holders of shares of 7 1/2% Convertible A Preferred Stock as if such holder had converted shares of 7 1/2% Convertible A Preferred Stock for shares of Common Stock.

                  8. EXCHANGE. The shares of 7 1/2% Convertible A Preferred Stock are exchangeable, at the option of the Corporation, in whole (but not in part), on any dividend payment date for the Corporation's 7 1/2% Convertible Subordinated Notes due July 1, 2003 (the "Notes") in a principal amount equal to $25.00 per share. The Notes will be convertible into Common Stock on the same basis as if the exchange had not occurred. The Notes will bear interest from the date of issuance, payable semi-annually in arrears on June 30, and December 31 of each year, commencing on the first such interest payment date following the date of exchange. At the Corporation's option, the Notes will be redeemable, in whole or in part, at the redemption prices set forth above under "Optional Redemption" plus accrued and unpaid interest. The Notes are not subject to mandatory sinking fund payments. The Notes will be subordinated to all senior indebtedness of the Corporation.

                  9.   REGISTRATION RIGHTS.

                  A. DEMAND RIGHTS. Upon receipt of the written request of holders ("Registration Holders") of 100,000 or more shares of the 7 1/2% Preferred Series, the Corporation will take, as promptly as possible, the actions set forth below with respect to the underlying shares of Common Stock into which the 7 1/2%
             Preferred Series are convertible (such shares of Common Stock referred to herein as "Registrable Shares"):

                  (a) notify all holders of the 7 1/2% Preferred Series and permit all such holders to include their Registrable Shares in a Registration Statement;

                  (b) prepare and file with the Securities and Exchange Commission (the "SEC") a Registration Statement with respect to such Registrable Shares and use its best efforts to cause such Registration Statement to become and remain effective for a period of at least three months;

                  (c) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than three months and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all such Registration Holder's Registrable Shares covered by such Registration Statement;

                  (d) furnish to such Registration Holder such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Registration Holder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares owned by such Registration Holder;

                  (e) register or qualify the Registrable Shares covered by such Registration Statement under the securities or Blue sky laws of such states as the Corporation shall determine and perform any and all other acts and things which may be necessary or advisable to enable such Registration Holder to consummate the public sale or other disposition in such jurisdictions of such Registrable Shares owned by such Registration Holder; PROVIDED, HOWEVER, that the Corporation shall not be required to qualify to do business as a foreign corporation in any state where it is not then so qualified, nor take any action which will subject it to general service or process in any state where it is not then so subject;

                  (f) notify such Registration Holder, at any time when a prospectus relating to such Registration Holder's Registrable Shares covered by such Registration Statement is required to be delivered under the Securities Act within the appropriate period mentioned in clause (c) above, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at such Registration Holder's request, prepare and furnish to such Registration Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                  (g) furnish, at such Registration Holder's request, on the date that such Registration Holder's Registrable Shares are delivered to the underwriters for sale pursuant to a Registration Statement or, if such registrable Shares are not being sold through underwriters, on the date the Registration Statement becomes effective, an opinion, dated such date, of the counsel representing the Corporation for the purposes of such Registration Statement, stating that such Registration Statement has become effective under the Securities Act and that (i) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; (ii) the Registration Statement, the related prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder (except that such counsel need express no opinion as to financial statements contained therein); (iii) the descriptions in the Registration Statement or the prospectus, or any amendment or supplement thereto, of all legal documents or instruments present the information required to be shown in compliance with the Securities Act; and (iv) such counsel does not know of any legal or governmental proceedings, pending or contemplated, required to be described in the Registration statement or prospectus, or any amendment or supplement thereto, or to be filed as exhibits to the Registration Statement which are not described and filed as required; such opinion of counsel shall additionally cover such other legal matter with respect to the registration in respect of which such opinion is being given as such Registration Holder may reasonably request.

                  (h) EXPENSES. All expenses incurred by the Corporation in complying with this Section, including, without limitation, all registration and filing fees (including all expenses incident to filing with a principal stock exchange or the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the Corporation, the expense of any special audits incident to or required by any such registration, and the expense (including counsel fees) of complying with securities or Blue Sky laws of such states as shall be necessary by the Corporation. The Registration Holder shall bear the cost of any underwriters discount with respect to the sale of its Registrable Shares.

                  (i) INDEMNIFICATION BY CORPORATION. In the event of any registration of any of a Registration Holder's Registrable Shares under the Securities Act pursuant to this Section, the Corporation will indemnify and hold harmless such Registration Holder, its attorneys and accountants, each underwriter of such Registrable Shares and each other person, if any, who controls such

             Registration Holder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Registration Holder, such underwriter or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained (on the effective date thereof) in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and will reimburse such Registration Holder, such underwriter and each such controlling person for reasonable legal or any other expenses reasonably incurred by such Registration Holder, such underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Corporation will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in said Registration Statement, said preliminary prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such Registration Holder or such underwriter, as the case may be, specifically for use in the preparation thereof.

                  (j) INDEMNIFICATION BY REGISTRATION HOLDERS. In the event of any registration of any of a Registration Holder's Registrable Shares pursuant to this Section, such Registration Holder will indemnify and hold harmless the Corporation, its attorneys, accountants and each other person, if any, who controls the Corporation within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Corporation or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of alleged untrue statement of any material fact contained (on the effective date thereof) in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

             in each case to the extent and only to the extent that any such loss, claim, damage or liability arises out of or is based upon untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, said preliminary prospectus or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such Registration Holder will reimburse the Corporation and each such controlling person for reasonable legal or any other expenses reasonably incurred by the Corporation or such controlling persons in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that each Registration Holder shall only be liable for any losses, claims, damages or liabilities pursuant to this Section 9 (i) for an amount up to the amount of proceeds of such Registration Holder receives from the sale of this Registrable Shares in a Registration.

                  (k) NOTICE OF CLAIM. In the event of any claim for which indemnity is sought under Section 9 (i) or 9 (j) above, the party seeking indemnification shall give prompt notice of its claim to the other party and shall permit the other party to engage counsel and to defend against the same.

                  (l) LIMITATION ON REGISTRATION. (i) The Registration Holder's right to request registration of Registrable Shares under this Section shall cease and terminate as to any particular Registrable Shares when such Registrable Shares shall have been effectively registered and sold under the Securities Act or have been transferred in a disposition exempt from such registration requirement. For purposes of this Certificate of Designation, shares of Common Stock shall cease to be Registrable Shares when such shares have been sold pursuant to an effective Registration Statement under the Securities Act or pursuant to an exemption from registration thereunder. No demand for registration under
             Section 9 can be made by a Registration Holder for a period of 90 days following the end of the effectiveness of any effective Registration Statement in which the Registration Holders had been given the opportunity to include all Registrable Shares therein.

                  (m) The obligation of the Corporation with regard to demand registration rights shall be limited to two Registrations in the aggregate for the 7 1/2% Preferred Series.

                  B. PIGGY-BACK RIGHTS. If the Corporation at any time after the date hereof proposes to register any of its securities under the Securities Act (except with respect to any registration filed on Form S-8 or Form S-4 or such other similar form then in effect under the Securities Act), it will at each such time promptly give written notice to each Registration Holder of its intention to do so and, upon the written request of any Registration Holder given within 10 calendar days after receipt of any such notice, the Corporation will use its best efforts to cause Registrable Shares held by such Registration Holder as to which registration is so requested, to be registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by such Registration Holder (each such registration under the Securities Act being referred to herein as a "Registration"); PROVIDED; HOWEVER; that (A) the Corporation may at any time withdraw or cease proceeding with any such Registration if it shall at the same time withdraw or cease proceeding with the registration of such other securities originally proposed to be registered and, (B) if the underwriter of any offering shall state in writing that in its opinion the inclusion of such Registrable Shares in the proposed Registration Statement would have a material adverse effect on he proposed offering, then at the Corporation's request (i) the Registration Statement shall include only that number of Registrable Shares, if any, which the managing underwriter believes may be offered without causing such adverse effect, and the number of Registrable Shares shall be allocated among all Registration Holders requesting to participate in such Registration Statement in proportion (as nearly as practicable) to the number of Registrable Shares requested to be included by each Registration Holder or
             (ii) the Registration Statement shall provided that the effective date of the Registration Statement with respect to the Registrable Shares shall be delayed for ninety (90) days. The Piggy-Back Rights shall also be governed by the provisions of Section 9A hereof in all respects other than as otherwise specifically limited by the terms of Section 9B.

             IN WITNESS WHEREOF, Lomak Petroleum, Inc. has caused this certificate to be signed by John M. Pinkerton, its President and Chief Executive Officer and Walter M. Epstein, its Assistant Secretary, this 8th day of July 1993.


                             LOMAK PETROLEUM, INC.


                                        By:
                                                  ______________________________
                                                  John H. Pinkerton
                                                  President and Chief
                                                  Executive Officer


                                        By:
                                                  ______________________________
                                                  Walter M. Epstein
                                                  Assistant Secretary

             IN WITNESS WHEREOF, Lomak Petroleum, Inc. has caused this certificate to be signed by John M. Pinkerton, its President and Chief Executive Officer and Walter M. Epstein, its Assistant Secretary, this 8th day of July 1993.


                             LOMAK PETROLEUM, INC.


                                        By:
                                                  ______________________________
                                                  John H. Pinkerton
                                                  President and Chief
                                                  Executive Officer


                                        By:
                                                  ______________________________
                                                  Walter M. Epstein
                                                  Assistant Secretary